EXHIBIT 10.25

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.  OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MOLYBDENUM SUPPLY AGREEMENT

THIS MOLYBDENUM SUPPLY AGREEMENT (this “Agreement”) is made and entered into as of the 14th day of May, 2008 by and between General Moly, Inc., a Delaware corporation (“General Moly”), and SeAH Besteel Corporation, a Korean corporation (“Buyer”). Each of General Moly and Buyer are individually referred to herein as a “Party” and together as the “Parties.”

RECITALS

A.            Eureka Moly, LLC (“Eureka Moly”) leases and intends to operate a mine located in Eureka County, Nevada (the “Mount Hope Mine”) from which it intends to produce Technical Grade Molybdenum Oxide (“TMO”), in the form of powder and carbon-free briquettes, and Ferro-Molybdenum (“Ferro Moly”) that meet or exceed the standards on Exhibit A (collectively, the “Products”);

B.            As of the date hereof, (i) General Moly, through its wholly-owned subsidiary Nevada Moly, LLC, owns an 80% equity interest in Eureka Moly and (ii) POS-Minerals Corporation, a Delaware corporation and affiliate of POSCO Canada Ltd., owns a 20% equity interest in Eureka Moly; and

C.            General Moly wants to sell to Buyer, and Buyer wants to purchase from General Moly, Products available from General Moly’s share of production at the Mount Hope Mine upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1.             Definitions and Construction.

1.1           Defined Terms.  In addition to the capitalized terms defined elsewhere in this Agreement, for purposes of this Agreement:

“Affiliate” of any Person means any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person.  A Person will be deemed to control another Person if the controlling Person is the beneficial owner of greater than 50% of any class of voting securities (or other voting or equity interests) of the controlled person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of capital stock, by contract or credit arrangement, as trustee or executor, or otherwise.

“Business Day” means a day other than a Saturday or Sunday or a day on which banks are required or authorized to be closed in the state of New York.

“CIF” has the meaning given to it in the International Chamber of Commerce’s official rules for the interpretation of trade terms, which rules came into force on January 1, 2000.

“First Threshold” per pound of molybdenum contained in the Products means

(a)  for 2008, [****], and

(b)  for 2009 and thereafter, an amount calculated as follows:

[****] x Threshold Adjustment

For clarification, (i) the First Threshold will only be adjusted [****], which will occur [****] of the informationn necessary to calculate the applicable [****] Percentage Increase becoming [****] available [****], (ii) to the extent the information necessary to calculate such adjustment is not available [****], the adjustment will be calculated when such information becomes available and applied retroactively [****] and (iii) in no event shall the First Threshold be less than the Floor Price. All adjustments will be retroactive to the product sales [****]. Appropriate retroactive adjustments will be reflected in the following month’s invoice cycle and will be subject to the same payment terms as regular sales.

“Floor Price” per pound of molybdenum contained in the Products means:

(a) for 2008, [****], and

(b) for 2009 and thereafter:

[****]  x  (1 + [****] Percentage Increase)

For clarification, (i) the Floor Price will only be adjusted [****], which will occur [****] of the information necessary to calculate the applicable [****] Percentage Increase becoming [****] available [****], (ii) to the extent the information necessary to calculate such adjustment is not available [****], the adjustment will be calculated when such information becomes available and applied retroactively [****], and (iii) the Floor Price will be calculated as set forth above regardless of the Market Price or any other adjustments to the Product Price (as defined in Section 3). All adjustments will be retroactive to the product sales [****]. Appropriate retroactive adjustments will be reflected in the following month’s invoice cycle and will be subject to the same payment terms as regular sales.

“Losses” means any claims, losses, liabilities, damages, demands, fines, penalties, administrative and judicial proceedings and orders, judgments, remedial action, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including reasonable attorneys’ fees).

“Market Price” means the average of the Platt’s Metals Week published prices for TMO Dealer Oxide over (a) the period of the month of delivery or (b) the period over the month prior to the month of delivery, as Buyer may determine annually pursuant to Section 3.3.  In the event that the basis for the Market Price currently in general use ceases to exist or ceases to be published, the Parties shall meet promptly with a view to agreeing on a new pricing basis and the date for bringing such basis into effect.

“Maximum Amount” means [****] 4.4 million pounds of molybdenum contained in the Products.

 “Mine Plan” means the “Bankable Feasibility Study—Project Definition” dated August 29, 2007 relating to the Mount Hope Mine, a copy of which has been provided to Buyer.

“Minimum Amount” means [****] 3.6 million pounds of molybdenum contained in the Products.

“Person” means an individual, limited or general partnership, corporation, trust, limited liability company, unincorporated organization, association, joint venture or a government or agency or political subdivision or instrumentality thereof.

“[****] Percentage Increase” means [****].

“Second Threshold” per pound of molybdenum contained in the Products means

(a)  for 2008, [****], and

(b)  for 2009 and thereafter:  [****] x Threshold Adjustment

For clarification, (i) the Second Threshold will only be adjusted [****], which will occur [****] of the information necessary to calculate the applicable [****] Percentage Increase becoming [****] available [****] (ii) to the extent the information necessary to calculate such adjustment is not available [****], the adjustment will be calculated when such information becomes available and applied retroactively [****] and (iii) in no event shall the Second Threshold be less than the Floor Price.  All adjustments will be retroactive to the product sales [****]. Appropriate retroactive adjustments will be reflected in the following month’s invoice cycle and will be subject to the same payment terms as regular sales.

“Term” means the term of this Agreement as set forth in Section 5.

“Third Threshold” per pound of molybdenum contained in the Products means

(a)  for 2008, [****], and

(b)    for 2009 and thereafter:  [****] x Threshold Adjustment

For clarification, (i) the Third Threshold will only be adjusted [****], which will occur [****] of the information necessary to calculate the applicable [****] Percentage Increase becoming [****] available [****], (ii) to the extent the information necessary to calculate such adjustment is not available [****] the adjustment will be calculated when such information becomes available and applied retroactively [****] and (iii) in no event shall the Third Threshold be less than the Floor Price. All adjustments will be retroactive to the product sales [****]. Appropriate retroactive adjustments will be reflected in the following month’s invoice cycle and will be subject to the same payment terms as regular sales.

 “Three-Month LIBOR” means the rate for deposits in U.S. Dollars for a period of three months that appears on Reuters page LIBOR01 (or such other replacement page) as of 11:00 a.m. London time on the date an applicable invoice is due hereunder. If Three-Month LIBOR is not available from such source, the Three-Month LIBOR will be based on quotations from four major reference banks in the London interbank market for deposits in U.S. dollars for a period of three months.

“Threshold Adjustment” means an amount calculated as follows (in no event shall any Threshold Adjustment be less than 1):  1   +   ([****] Percentage Increase x [****])

1.2           Construction.

1.2.1        The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”

1.2.2        Any reference to a natural person includes a legal entity and vice versa.

1.2.3        Any term importing the singular includes the plural and vice versa.

1.2.4        Any reference to a gender includes the other genders.

1.2.5        The headings in this Agreement have been inserted for convenience only and will not be taken into account in its interpretation.

2.  Commencement Date and Supply Purchase Commitments

2.1 No Obligation Until Commencement Date.  No obligation to supply Product under this Agreement will exist prior to the first month following two consecutive months during which output at the Mount Hope Mine equals or exceeds 1.3 million pounds of molybdenum contained in the TMO produced (the “Commencement Date”).

2.2 Supply of Products After Commencement Date.  Upon the terms and subject to the conditions set forth in this Agreement, General Moly agrees to supply to the Buyer, and Buyer agrees to purchase from General Moly, to the extent Products are available from General Moly’s share of production at the Mount Hope Mine after satisfaction of General Moly’s existing contractual obligations relating to the supply of Product with ArcelorMittal Purchasing SAS (the “Available Production”), the amounts of Products as follows (each, an “Annual Amount”):

2.2.1        For the calendar year in which the Commencement Date occurs, the amount of Products specified by Buyer in a written notice to General Moly delivered at least 30 days after the Commencement Date, which amount may not be less than the Minimum Amount and not more than the Maximum Amount (which Minimum Amount and Maximum Amount shall be prorated for the portion of the calendar year remaining from the Commencement Date).  Pending Buyer’s delivery of such notice, and in the event that Buyer does not timely deliver such notice, the amount of Products for such year will equal the Maximum Amount.

2.2.2        For each calendar year following the calendar year in which the Commencement Date occurs, the amount of Products specified by Buyer in a written notice to General Moly delivered at least 60 days prior to the end of the previous calendar year, which amount may not be less than the Minimum Amount or exceed the Maximum Amount (which Minimum Amount and Maximum Amount shall be prorated for the portion of the calendar remaining under the term of this Agreement, as applicable).  If Buyer does not timely deliver such notice, the amount of Products for any such year will equal the Annual Amount for the previous year.

2.2.3        For clarification, all references to “pounds” in this Section 2.2 refer to pounds of molybdenum contained in the Products.

2.3           Monthly Quantities; Shortfalls.  Declared quantity of product shall be taken in roughly equal monthly quantities over the course of the particular calendar year (or shorter period, as applicable).  The Parties will reasonably cooperate with each other in connection with forecasting, ordering and delivery schedules and procedures.  In the event that General Moly does not deliver the full installment amount of Products in any given month, Buyer is entitled to demand that 100% of any such shortfall (the “Shortfall Amount”) be delivered in the following six month(s), provided that (a) there is Available Production to cover such Shortfall Amount, (b) no Shortfall Amount will be delivered if the aggregate amount of Products delivered in the portion of such year that has passed is equal to or exceeds the prorated Annual Amount for such period and (c) any Products from the Mount Hope Mine that any third party owns or controls will not be considered available to fulfill any Shortfall Amount.

2.4           Take-or-Pay.  Notwithstanding anything herein to the contrary, Buyer agrees that in the event that Buyer fails to take delivery of Products made available by General Moly in the amounts and on the terms set forth in this Agreement, Buyer will still be obligated to pay General Moly with respect to such Products as though Buyer had taken delivery pursuant to the terms of this Agreement.

2.5           Composition of Products.  All Product contemplated under this agreement shall conform to the specification listed in Section 2.6 and shall be supplied as TMO in powder form in bulk except as specifically agreed otherwise by the Parties.  To the extent available from any

Available Production, General Moly will make available to Buyer Product in other forms and packaging at mutually agreed discounts or premiums depending on the Product form selected.

2.6           Specifications.  The specifications and technical requirements of the Products to be delivered hereunder are set forth in Exhibit A (the “Specifications”).  Notwithstanding anything herein to the contrary, Buyer will not be required hereunder to purchase any Products which do not comply with the Specifications.  General Moly will, at its expense, supply a certificate confirming that each shipment of Products complies with the Specifications.

2.7           Restrictions on Use; Right of First Repurchase.  All Products supplied by General Moly to Buyer hereunder are intended for consumption by Buyer and its Affiliates in their operations.  Accordingly, Buyer agrees not to sell or otherwise transfer such Products to a third party without General Moly’s consent (such consent not to be unreasonably withheld or delayed); provided, however, that if Buyer or Buyer’s Affiliates significantly reduce their operations due to any event (including an Event of Force Majeure) and, as a result, Buyer determines it is necessary to sell all or a portion of such Products it has received pursuant to this Agreement (the “Reoffered Products”), Buyer will notify General Moly in writing.  If General Moly notifies Buyer in writing within three days of delivery of such notice that it desires to repurchase all or any portion of the Reoffered Products, Buyer will sell such Reoffered Products to General Moly at a Product Price determined pursuant to Section 3.  If General Moly does not notify Buyer within such three-day period of its desire to repurchase all of the Reoffered Products, or if General Moly elects to purchase less than all of the Reoffered Products, Buyer will use commercially reasonable efforts to sell any such unpurchased portion of the Reoffered Products to a third party within 60 days at the then-prevailing Market Price, which sale will not require further consent of General Moly.

3.             Pricing and Payment Terms. The price payable by Buyer to General Moly for Products supplied by General Moly to Buyer pursuant to this Agreement (the “Product Price”) will be equal to the Base Product Price plus any mutually agreed premiums or minus any mutually agreed discounts for Product supplied pursuant to the terms of this Agreement that is other than TMO in bulk.

3.1           Base Product Price.  The base price payable by Buyer to General Moly for Products supplied by General Moly to Buyer pursuant to this Agreement (the “Base Product Price”) will be as follows:

3.1.1        If the Market Price is less than or equal to the Floor Price, the Base Product Price will be equal to the Floor Price; and

3.1.2        If the Market Price exceeds the Floor Price, the Base Product Price will be determined as follows:

(a)           If the Market Price is less than or equal to the First Threshold, the Base Product Price will be calculated as follows:

Floor Price

+  [(Market Price – Floor Price)  x  [****])]

(b)           If the Market Price is more than the First Threshold but less than the Second Threshold, the Base Product Price will be calculated as follows:

Floor Price

+  [(First Threshold – Floor Price)  x  [****]]

+  [(Market Price – First Threshold)  x  [****]]

(c)           If the Market Price exceeds the Second Threshold, the Product Price will be calculated as follows:

Floor Price

+  [(First Threshold – Floor Price)  x  [****]]

+  [(Second Threshold – First Threshold)  x  [****]]

+  [(Market Price – Second Threshold)  x  [****]]

(d)           If the Market Price exceeds the Third Threshold, the Product Price will be calculated as follows:

Floor Price

+  [(First Threshold – Floor Price)  x  [****]]

+  [(Second Threshold – First Threshold)  x  [****]]

+  [(Third Threshold –Second Threshold)  x  [****]]

+  [(Market Price – Third Threshold)  x  [****]]

3.3           Determination of Market Price.  No later than November 30 of each year during the term of this Agreement, Buyer will give written notice to General Moly of the product forms, types and packaging requested to be supplied hereunder in the following calendar year.  The Parties agree to cooperate in good faith to reach agreement to determine premiums and/or discounts for Product supplied pursuant to the terms of this Agreement that is other than TMO in bulk.  To the extent the Parties cannot reach such agreement by December 31 of the year in which such notice was delivered, the Products for the following calendar year shall be supplied as TMO in bulk.

4.             Deliveries and Invoices.

4.1           Delivery Point.  Except as otherwise set forth herein, all Products will be delivered CIF major Korean Port of discharge.

4.2           Invoices.  Upon each shipment of Products, General Moly will invoice Buyer for the corresponding Product Price.  The amount shown on such invoice will be due and payable by wire transfer to an account identified by General Moly within 15 days of the end of the month in which the Product is delivered, subject to any Assay Adjustment as set forth in Section 4.3.  If Buyer fails to pay any invoice amount pursuant to this Agreement on or before the applicable due date, interest on the unpaid amount at a rate per annum equal to Three-Month LIBOR plus 1.5% each year will accrue from the applicable due date until the full invoice amount is paid.

4.3           Assaying Adjustments.

4.3.1        Buyer has the right to appoint a neutral sampler (the “Sampler”), approved by General Moly (which approval will not be unreasonably withheld or delayed), to take samples of the Products at the applicable delivery point.  In the event that Buyer determines that General Moly has delivered non-conforming Product which should result in an adjustment to the Product Price (an “Assay Adjustment”), Buyer will notify General Moly in writing of such determination (along with its results of analysis of such Product) within 20 days of receipt of such shipment.  The Parties will appoint a mutually agreeable third party to assist in the resolution of such matter (the “Referee”) within 30 days of delivery of such notice.  If the Parties fail to so appoint the Referee within such 30-day period, SGS Group (or such other mutually agreeable third party, in the event that SGS Group or its successor ceases to exist) will appoint the Referee at any Party’s request.  The Referee will analyze the sample of such Product taken by the Sampler, whose determination will be final and binding upon the Parties.

4.3.2        The costs and expenses related to the procedures set forth in this Section 4.3 (including the costs of the Sampler) will be borne by the Party whose results are furthest from the results of the Sampler.  In the event that the results of the Sampler are exactly between those of General Moly and the Buyer, each of General Moly and the Buyer will bear 50% of any such costs and expenses.  For the purpose of the foregoing, the “results” of General Moly will refer to the assay results set forth on the related invoice.

4.3.3        In the event that the final determination results in an obligation on a Party to pay additional amounts or to reimburse any sum, such payment or reimbursement will be settled by credit or debit notes.

4.4           No Prejudice.  Payment of an invoice by Buyer does not constitute acceptance of the Products covered by such invoice and is without prejudice to any and all claims Buyer may have against General Moly in connection therewith.  Buyer will have the right to accept any portion of any shipment of Products notwithstanding that it may reject the balance thereof.  Acceptance by Buyer of all or any portion of a shipment of Products will not constitute a waiver of any claim which Buyer may have regarding the Products.

5.             Term; Termination.

5.1           Term.  The initial term of this Agreement will commence on the date hereof and expire on the last day of the sixtieth (60th) month following the Commencement Date unless sooner terminated in accordance with this Section 5 or extended in accordance with Section 2.3.

5.2           Termination.  This Agreement may be terminated by:

(a)           either Party at any time in the event of a material breach of this Agreement by the other Party, provided a written termination notice identifying the material breach has been sent to the breaching Party and the breach has not been cured within 60 days from the date of said notice; provided that for clarification purposes any breach of Section 2.7 will be considered to be a “material breach” of this Agreement;

(b)           either Party at any time, by written notice, in the event:

(i)            of insolvency of the other Party;

(ii)           of the filing of a voluntary petition in bankruptcy of the other Party;

(iii)          of the making of an assignment for the benefit of creditors by the other Party, excluding assignments of accounts receivable;

(iv)          of the inability of the other Party to pay its debts as they come due;

(v)           the other Party has a receiver or other custodian of any kind appointed to administer any substantial amount of the other Party’s property;

(vi)          of the filing of an involuntary petition in bankruptcy with respect to the other Party;

(vii)         any proceedings for the reorganization of the other Party, or for the readjustment of any of the other Party’s debts, under any laws, now or hereafter existing, for the relief of insolvent debtors, will be commenced by or against the other Party; or

(viii)        of the discontinuation by the other Party of its business; or

(c)           by Buyer, by written notice, in the event that after the Commencement Date, General Moly fails to meet the delivery requirements of Products set forth in Section 2 for a period of three consecutive months.

5.3           Effect of Termination.  Unless notified otherwise by Buyer, upon a termination of this Agreement, General Moly will fill all outstanding obligations to supply the Products in accordance with the terms of this Agreement through the date of Termination.  Buyer will accept and pay for all conforming Products delivered in accordance herewith.  Termination will be without prejudice to the rights and obligations of the Parties which have accrued prior to the effective date of termination.  Sections 4 and 6-24 will survive the expiration or termination of this Agreement.

6.             Indemnification.

6.1           Procedure.  If Buyer claims that any of the Products fail to conform with the

Specifications or fail to be in compliance with all applicable laws (excluding claims relating to Assay Adjustments which will be resolved in accordance with Section 4.3), Buyer will notify General Moly of its claim (“Claim”), and provide General Moly with all relevant documentation of the Claim, no later than 30 days after the date of delivery of such Products to Buyer.  Upon receipt of a Claim, General Moly will have the right to inspect such Products and all evidence of the Claim, and General Moly and Buyer will attempt to reach an agreement as to whether the Claim is valid.

6.2           Remedies.  If it is determined by the Parties that the Claim is valid, General Moly will elect one of the following actions to remedy the failure, and will deliver notice thereof to Buyer 30 days prior to taking any such action:

(a)           delivering to Buyer conforming Products to replace the nonconforming Products;

(b)           refunding to Buyer the purchase price paid by Buyer with respect to the nonconforming Products in return provided that General Moly will have the option to take possession of the nonconforming Products; or

(c)           applying a credit to the next purchase to be made by Buyer hereunder.

If, upon receipt of notice of the intent to take one of the actions above, Buyer instead desires General Moly to take another action listed above to remedy the failure, Buyer will deliver notice of such desire to General Moly.  If upon delivery of such notice the Parties do not agree on the action to be taken, such matter will be resolved pursuant to the arbitration procedures set forth in Section 21.  The removal and replacement of nonconforming Products will be at General Moly’s sole expense (including all costs of transportation, duties, taxes and insurance), and General Moly will reimburse Buyer for all costs (including all costs incurred with respect to transportation, duties, taxes and insurance) incurred by Buyer in connection with the replacement of nonconforming Products.

If the Parties cannot agree on the validity of a Claim, such matter will be considered a Dispute and will be resolved pursuant to the arbitration procedures set forth in Section 21.

6.3           Limitations.  The remedies set forth in Section 6.2 will be Buyer’s sole remedies for any Claims.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS PROVIDED HEREIN, GENERAL MOLY EXPRESSLY DISCLAIMS, AND MAKES NO OTHER EXPRESS OR IMPLIED WARRANTIES OF ANY TYPE, WHETHER OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE OR OTHERWISE, WITH RESPECT TO THE PRODUCTS.

6.4           Indemnification by General Moly.  General Moly will at all times defend, indemnify, protect and hold harmless Buyer and its affiliates and their directors, officers, agents, employees, participants and assigns, from and against any and all Losses arising in whole or in part out of the willful misconduct and/or negligent performance of any obligations of General Moly under this Agreement; provided however, that General Moly will not be required to indemnify any indemnified Person for any Losses to the extent resulting from the misconduct or negligence of such indemnified Person.

6.5           Indemnification by Buyer.  Buyer will at all times defend, indemnify, protect and hold harmless General Moly and its affiliates and their directors, officers, agents, employees, participants and assigns, from and against any and all Losses whatsoever arising in whole or in part out of the arising in whole or in part out of the willful misconduct and/or negligent performance of any obligations of Buyer under this Agreement; provided however, that Buyer will not be required to indemnify any indemnified Person for any Losses to the extent resulting from the misconduct or negligence of such indemnified Person.

7.             Force Majeure.  Neither Party will be liable to the other Party for default or delay in the performance of its obligations hereunder when and to the extent that such default or delay is caused by order, injunction or stay entered by any court with valid jurisdiction, war, civil commotion, strike, labor dispute, work stoppage or slowdown, storm, earthquake, explosion, insurrection, unavailability of fuel or utilities, epidemic or quarantine restriction, fire, flood, act of God, unavailability of material, failure of equipment, supplies or subcontractor, the inability to maintain in full force and effect all permits required to carry out the Mine Plan or any other similar contingency beyond the reasonable control of the Parties (the occurrence of any of the foregoing will be an “Event of Force Majeure”); provided, however, that during the period prior to the Commercial Operations Date, adverse conditions in implementing the Mine Plan and environmental compliance requirements may also constitute Events of Force Majeure.  The occurrence of an Event of Force Majeure will not be grounds for termination of this Agreement, absent the written consent of the Parties otherwise; provided, however, that Buyer may, at its option, terminate this Agreement if an Event of Force Majeure prevents, or Buyer reasonably anticipates that it will prevent, General Moly from meeting its obligations in whole or in substantial part under this Agreement for more than three consecutive months during the Term.  Both General Moly and Buyer will use their commercially reasonable best efforts to avoid the occurrence and remove the causes of an Event of Force Majeure and to continue performance of their respective obligations hereunder promptly following the removal of such causes.  If an Event of Force Majeure prevents a Party from meeting its obligations hereunder in part, but not in whole, the Parties will use their commercially reasonable best efforts to equitably adjust the Parties’ respective obligations hereunder consistent with and in furtherance of the purposes hereof.  Should General Moly invoke force majeure conditions, the Buyer will be entitled to obtain from alternative sources such Products as it reasonably requires during the period that Events of Force Majeure subsist, and the quantities Products obtained under such conditions will be deducted from the amount of Products Buyer is required to purchase hereunder.

8.             Confidentiality.

8.1           During the Term, each of Buyer and General Moly will be in a position to receive certain of each other’s confidential, privileged and proprietary information (“Confidential Information”); provided that Confidential Information excludes any information:

(a)           which is or becomes available to the public through no act, omission or fault of, and absent any breach of a covenant or obligation hereunder by, the Party whose obligation it is to keep such information confidential;

(b)           which the Party whose obligation it is to keep such information confidential may have received lawfully from any third Party without restrictions as to disclosure thereof and without breach of this Agreement; or

(c)           which was developed by the Party whose obligation it is to keep such information confidential without (as established by documentation or by other appropriate evidence) the use of the other Party’s Confidential Information or any breach of this Agreement or any other agreement.

General Moly agrees that the Confidential Information of Buyer, and Buyer agrees that the Confidential Information of General Moly, is an integral and key part of the assets of each respective entity and that the unauthorized use or disclosure of the other Party’s Confidential Information would seriously damage the owner thereof in its business.  As a consequence of the above, General Moly and Buyer hereby agree that, during the Term and for a period of five years after the expiration or termination hereof:

8.1.1        Neither of General Moly and Buyer will, directly or indirectly:

(a)           use any of the other Party’s Confidential Information, except as may be necessary to perform its obligations hereunder; or

(b)           disclose, furnish or make accessible, or cause any Person to disclose, furnish or make accessible, any aspect of the other Party’s Confidential Information to any Person (other than the other Party), except, in either case (a) or (b), as set forth in Section 8.1.2 or as may be expressly authorized by the other Party in writing or as required by law or pursuant to a court order; provided, however, that prior to any compelled disclosure, the Party whose obligation it is to keep such information confidential will have given the other Party notice of the circumstances relating to such compelled disclosure and an opportunity to seek an appropriate protective order with respect thereto.

8.1.2        Except as required by law or pursuant to a court order, each of General Moly and Buyer will:

(a)           use no less than the care a reasonably prudent Person would use in safeguarding his, her or its Confidential Information;

(b)           limit access to the other Party’s Confidential Information to its employees and representatives who require access to such Confidential Information for the purposes of performing its obligations hereunder and who have agreed to be bound by the terms of this Section 8; and

(c)           refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidential, privileged or proprietary nature of the other Party’s Confidential Information.

8.1.3        Each of General Moly and Buyer will comply with reasonable requests made by the other from time to time regarding the protection of the confidential, privileged and proprietary nature of the other Party’s Confidential Information.  Upon the written request of either Party, the other Party will promptly return to the requesting Party all of the requesting Party’s Confidential Information, including any and all copies and summaries thereof, in each case in any format (whether written, electronic or otherwise).

8.1.4        For purposes of this Section 8, the term “General Moly” will include all Affiliates of General Moly, and the term “Buyer” will include all Affiliates of Buyer.  Nothing in this Section 8 will operate to prevent a Party from disclosing such information as is required by applicable law or the rules or policies of any securities exchange on which a Party’s securities may be listed.

9.             Waiver.  The failure of any Party to enforce at any time any of the provisions of this Agreement will in no way be construed to constitute a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof, including the right of any Party thereafter to enforce each and every provision.  The waiver by any Party of any breach or violation of any provision of this Agreement by the other Party will not operate or be construed to be a waiver of any subsequent breach or violation thereof.

10.           Governing Law.  This Agreement will be governed by the laws of the State of New York, without giving effect to any of the provisions thereof that would require the application of the substantive laws of any other jurisdiction.

11.           Notices.  All notices and other communications hereunder will be effective if in writing and delivered (a) in person (which will be deemed to be received upon receipt), (b) by overnight courier (which will be deemed to be received one Business Day thereafter), (c) by facsimile transmission (which will be deemed to be received upon receipt) or (d) mailed by certified mail, postage prepaid, return receipt requested (which will be deemed to be received three business days thereafter), as follows (or at such other address for a Party as will be specified by like notice):

If to General Moly:

General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, Colorado  80401

Attention: Chief Executive Officer

Facsimile: (303) 928-8598

With a copy (which will not constitute notice) to:

Kirkpatrick & Lockhart Preston Gates Ellis LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington  98104

Attention: Gary J. Kocher

Facsimile: (206) 623-7022

If to Buyer:

SeAH Besteel Corporation

1-6, Soryong-dong, Kunsan, Korea (573-711)

Attention: Chief Executive Officer

Facsimile: (63)460-8374

All such notices and other communications will be effective when received.

12.           Interpretation.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

13.           Assignment.  This Agreement will be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.  This Agreement may not be assigned or otherwise transferred by Buyer or General Moly without the prior written consent of the other Party; provided that Buyer may, without the consent of General Moly, assign its rights and obligations under this Agreement to an Affiliate of Buyer.  Buyer hereby acknowledges that any proposed assignment by Buyer to any other Party, by operation of law or otherwise, is subject to General Moly’s consent, which will be in General Moly’s sole discretion and may be conditioned upon amendment to the payment terms set forth herein.

14.           Relationship of the Parties.  It is understood that each Party is conducting business as a separate and distinct legal entity.  Under no circumstances will either Party, its agents and/or employees be considered agents, partners, representatives or employees of the other Party.  Neither Party will have the right to act as the legal representative of the other Party or to bind such other Party in any respect whatsoever or to incur any debts or liability in the name of or on behalf of such other Party.  This Agreement creates no relationships of joint venturers, partners, associates or principal and agent between the Parties.

15.           Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

16.           Taxes and Expenses.     Except as expressly provided herein, each Party will be

responsible for payment of all taxes, if any, imposed upon it by applicable law in connection with this Agreement; provided, that with respect to any new or increased taxes that come into effect due to changes in law after the date of this Agreement, General Moly will only be responsible for the portion of such taxes that are commonly borne by suppliers of Products in the industry.  Each Party will pay all of its own administrative expenses, including the fees and expenses of its counsel and other agents and representatives, incurred in connection with the preparation, execution and performance of this Agreement.

17.           Currency.  All references to dollars or amounts of money in this Agreement are references to United States Dollars.

18.           Counterparts; Facsimile Signatures.  This Agreement may be executed in two counterparts, and each such counterpart will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement.  This Agreement may be executed by facsimile signatures.

19.           Entire Agreement.  This Agreement, including the attached Exhibits which are hereby incorporated herein by this reference, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

20.           Amendment.  No amendment, modification or addition to this Agreement will be effective unless it is in writing and executed by both Parties.

21.           Arbitration.

21.1         Good Faith Negotiation.  In the event of any dispute, claim or controversy (except with respect to assaying issues as set forth in Section 4.3) (a “Dispute”) arising out of or in connection with this Agreement, a Party may deliver written notice to the other Party of such Dispute requesting to resolve such Dispute pursuant to this Agreement.  Upon delivery of such notice, members of senior management of each Party will meet as promptly as practicable in a good faith attempt to resolve such Dispute.

21.2         Binding Arbitration.

21.2.1      If a Dispute is not resolved pursuant to Section 21.1 by the Parties within 30 days of the delivery of written notice thereof (or such longer period as the Parties may mutually agree), either Party may make a written demand for binding arbitration in accordance with this Section 21.2.  The Dispute will then be submitted to and resolved by binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce by an Arbitral Tribunal appointed in accordance with such Rules.  The arbitration will be conducted in Seattle, Washington.  The Arbitral Tribunal shall comprise three arbitrators.  Each of General Moly and Buyer will appoint one arbitrator.  The two arbitrators so appointed will together appoint the third arbitrator.  If the Buyer or General Moly fail to choose an arbitrator within 14 days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within 14 days after their appointment, the Court of Arbitration of the International Chamber of Commerce shall upon the request of the Buyer or General Moly appoint the arbitrator(s) to complete the Arbitral Tribunal.  The arbitration will be governed in accordance with (i) the provisions of this Agreement and (ii) the governing law as specified in Section 10, except to the extent such law conflicts with the provisions of this Agreement, in which event the provisions of this Agreement will prevail.

21.2.2      The arbitration shall be conducted in English, and all documents delivered or produced pursuant to the arbitration shall be in English.  The Parties will provide to the arbitrators all information pertaining to the dispute that the arbitrators may request, provided that all information supplied by any Party will be deemed to be confidential, and the arbitrators and other participants in the dispute will protect such information from disclosure to the same extent as provided in Section 8.

21.2.3      The arbitrators will be instructed to render a decision within 60 days after selection and will be required to state in writing the reasoning on which the decision and any award rests.  The arbitrators will have the power to award counsel fees and expenses, as well as dispute resolution costs (including any fee for the arbitrators), to the prevailing Party.  Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.  The arbitrators will not award any consequential, incidental, indirect, special, punitive or exemplary damages hereunder or in connection herewith.  The arbitration award shall be final and binding upon the Parties to such arbitration and may be enforced in any court having jurisdiction.

21.2.4      The performance of this Agreement shall not be suspended, cease or be delayed by the reference of a Dispute to arbitration.

21.3         Limitations.  Notwithstanding anything contained in this Section 21, all disputes regarding Assay Adjustments will be resolved in accordance with Section 4.3.  In addition, nothing contained in this Section 21 will prohibit or limit any Party from seeking and obtaining equitable relief (including temporary restraining orders and preliminary and permanent injunctions or stays) to which it would otherwise be entitled from a court of competent jurisdiction.

22.           Limitation of Liability.  UNDER NO CIRCUMSTANCES WILL GENERAL MOLY OR BUYER BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES HEREUNDER OR IN CONNECTION HEREWITH.

23.           Third Party Beneficiaries.  Except as expressly contemplated by Sections 6.4 and 6.5, there are no third party beneficiaries having rights under or with respect to this Agreement.

24.           Remedies Cumulative.  All remedies available to the Parties for breach of this

Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

[Signature page follows]

IN WITNESS WHEREOF, Buyer and General Moly have duly executed this Agreement as of the date first above written.

GENERAL MOLY, INC.

By:	/s/ Bruce D. Hansen
Name:	Bruce D. Hansen
Title:	Chief Executive Officer

SEAH BESTEEL CORPORATION

By:	/s/ Lee Sung Hwi
Name:	Lee Sung Hwi
Title:	Chief Executive Officer

[Signature Page to Molybdenum Supply Agreement]

Exhibit A

Specifications

SPECIFICATION MOLYBDENUM OXIDE

Mo	[****]

Cu	[****]

S	[****]

C	[****]

P	[****]

Si	[****]

A-1